Exhibit 99.1

Triller Group Unveils 2025 Roadmap and Creator-Centric Initiatives in Investor Update

Los Angeles, CA, Feb. 27, 2025 (GLOBE NEWSWIRE) -- Triller Group Inc. (“Triller”, “Triller Group” or “the Company”) is thrilled to release its latest investor presentation showcasing once-in-a-lifetime opportunities within the rapidly expanding Creator Economy. Transformative changes in technology and unmet needs of consumers and creators are reshaping the Creator Economy landscape. Triller is uniquely positioned to capitalize on these developments by creating innovative solutions that empower creators and redefine how content is created, distributed, owned and monetized. Through this latest investor presentation, Triller is providing its stakeholders with in-depth insights into its commitment to driving growth in this lucrative marketplace.

The Creator Economy is on its way to becoming a marketplace exceeding $500 billion. Powerful drivers are converging to create a once-in-a-lifetime opportunity. Technology continues to disrupt traditional platform and content distribution models. Existing platforms are unable to meet the needs of consumers and creators. Market uncertainties are giving rise to previously unimagined possibilities. Taken together, these developments are creating a unique moment in time to open doors for Triller’s dynamic solutions. The Creator Economy is ripe for Triller’s disruption and innovation.

Triller Group Inc. stands at the forefront of transformation by offering three proven pathways to capitalize on the burgeoning Creator Economy.

The Triller App is emerging as one of the most creator-focused platform, equipped with a distinctive vision, comprehensive quarter-by-quarter ready-to-implement plan. With initiatives such as "savemytiktoks" and weekly updates to its new and improved app, Triller is actively bringing its innovative, creator-friendly vision to fruition. Early successes (including the rise to the top tier position in app stores around the globe) have given Triller App significant momentum and the right to win in this space.

BKFC and TrillerTV are thriving businesses dedicated to producing and delivering authentic and unique content. By integrating these entities more closely, Triller Group can unlock tremendous value, following a proven industry playbook.

AGBA provides a sophisticated distribution platform for financial services, showcasing an technologically innovative and efficient approach to the distribution of financial services. Through AGBA FinTech investments, Triller Group has a clear pathway to introducing financial services into the Creator Economy, creating new revenue streams and enhancing the overall ecosystem.

As the Creator Economy continues to flourish, Triller Group Inc. is poised to lead the way, harnessing powerful trends to create lasting impact and drive significant growth.

"We are at a pivotal moment in the Creator Economy, and Triller Group is committed to leveraging our innovative platforms to empower creators and unlock new opportunities.” Said Wing Fai Ng, CEO of Triller Group. “Our latest investor presentation outlines our vision and strategy, illustrating how we plan to capitalize on the immense potential that lies ahead. Together, we are not just participating in this growth; we are leading it."

Investors, analysts, and stakeholders are encouraged to visit https://trillercorp.com/ir/ to download the investor presentation.

About Triller Group Inc.

Triller Group Inc. is a technology powerhouse with a portfolio of high-growth businesses poised to break through in the Creator Economy. Triller App is the most creator focused social platform offering discovery, monetization, and ownership. Supported by Triller Platform, it serves as a cutting-edge social media platform designed for creators, offering innovative tools for content creation, marketing, and brand partnerships. It enables creators to connect with fans, monetize their work, and build meaningful relationships with brands.

Bare Knuckle Fighting Championship (BKFC) stages live and streaming combat sports events that are rapidly gaining popularity with fans globally. With a focus on exciting matchups and high-energy performances, BKFC has established itself as the fastest-growing combat league in the industry. TrillerTV is Triller Group's premier live streaming platform, showcasing a diverse array of in-house and third-party sports and entertainment content. With its robust infrastructure, TrillerTV is committed to delivering high-quality live events that captivate audiences and drive subscriber growth.

Additionally, AGBA serves as a one-stop financial supermarket, providing independent distribution of a wide range of financial products and services. By connecting consumers with essential financial solutions, AGBA enhances Triller Group's ecosystem, making it easier for users to access the tools they need for financial success.

Together, these diverse businesses form a unique and integrated ecosystem that positions Triller Group at the forefront of innovation in social media, live entertainment, combat sports, and financial services. For more information about our businesses, visit www.trillercorp.com and www.agba.com.

Investor & Media Relations:

Bethany Lai

ir@triller.co

Breanne Fritcher

triller@wachsman.com

Details:

Company: www.trillercorp.com

Linkedin: www.linkedin.com/company/triller

X: @Triller_IR

# # #

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

3